PRELIMINARY COPY DATED OCTOBER 4, 2023, SUBJECT TO COMPLETION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fresh Tracks Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October [20], 2023
Dear Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders of Fresh Tracks Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held on November 16, 2023, at 10 a.m. (Mountain Time) (the “Special Meeting”). The Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/FRTX2023SM, which you can access using your 16-digit control number located on your proxy card or voting instruction form, for the following purposes:
•To approve the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company and the Board of Directors to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and
•To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Dissolution Proposal or in the absence of a quorum.
More information about the Dissolution Proposal, the Plan of Dissolution and the Special Meeting is contained in the accompanying proxy statement. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 8 of the proxy statement for a discussion of risks you should consider in evaluating the Dissolution Proposal.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. You may vote prior to the Special Meeting by any of the following methods:

Internet	Telephone	Mail

Visit the Web site noted on your proxy card or voting instruction form to vote via the Internet	Use the toll-free telephone number on your proxy card or voting instruction form to vote by telephone	Sign, date and return your proxy card or voting instruction form in the enclosed envelope to vote by mail
If you have any questions, please contact our proxy solicitor:
D.F. King & Co., Inc.
Stockholders may call toll free: (800) 769-4414 (or International: 914-218-4628)
Banks and Brokers may call collect: (212) 269-5550
Email: FRTX@dfking.com
Thank you for your support of Fresh Tracks Therapeutics, Inc.
Sincerely,
/s/ ALBERT N. MARCHIO, II
Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors

FRESH TRACKS THERAPEUTICS, INC.
2000 Central Avenue, Suite 100
Boulder, CO 80301
(720) 505-4755
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 16, 2023
To Our Stockholders:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Fresh Tracks Therapeutics, Inc. (the “Company”), will be held at 10:00 a.m. Mountain time, on November 16, 2023. The Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/FRTX2023SM, which you can access using your 16-digit control number located on your proxy card or voting instruction form, for the following purposes:
1.To approve the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company and the Board of Directors to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and
2.To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Dissolution Proposal or in the absence of a quorum.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has fixed the close of business on October 17, 2023, as the record date for the Special Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ ALBERT N. MARCHIO, II Albert N. Marchio, II Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors

Boulder, Colorado October [20], 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 16, 2023.
This Notice of Special Meeting and Proxy Statement and other Proxy Materials are available at www.proxyvote.com.

FRESH TRACKS THERAPEUTICS, INC.
2000 Central Avenue, Suite 100
Boulder, CO 80301
(720) 505-4755
PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 16, 2023
This proxy statement and form of proxy are being furnished to stockholders of Fresh Tracks Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held on November 16, 2023 at 10:00 a.m., Mountain Time, or at any adjournments or postponements thereof, for the purposes set forth herein. The Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/FRTX2023SM, which you can access using your 16-digit control number located on your proxy card or voting instruction form.
We intend to mail our proxy materials commencing on or about October [20], 2023. We will pay for the cost of soliciting proxies to vote at the Special Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 16, 2023.
The Notice of Special Meeting and Proxy Statement and other Proxy Materials are available at www.proxyvote.com.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
What am I voting on?
The following proposals are scheduled for a vote at the Special Meeting:
•To approve the liquidation and dissolution of the Company (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company and the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and
•To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Dissolution Proposal or in the absence of a quorum.
How does the Board recommend I vote on these proposals?
The Board recommends that you vote “FOR” Proposals 1 and 2.
Who can vote at the Special Meeting?
Stockholders of record at the close of business on October 17, 2023 (the “Record Date”) will be entitled to vote at the Special Meeting. On the Record Date, there were [●] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote.

Am I a stockholder of record?
If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record, and as a beneficial owner, you have the right to direct that organization on how to vote the shares in your account and are also invited to attend the Special Meeting.
How do I cast my vote?
You may vote at the Special Meeting by attending the virtual Special Meeting at www.virtualshareholdermeeting.com/FRTX2023SM and following the instructions posted there. Please have your 16-digit control number from your proxy card or voting instruction form to join the Special Meeting.
If you do not wish to vote at the Special Meeting or you will not be attending the Special Meeting, you may vote over the telephone, on the Internet, or using a proxy card or voting instruction form.
The procedures for voting prior to the Special Meeting are as follows:
•To vote on the Internet, go to http://www.proxyvote.com.
•To vote using a proxy card or voting instruction form, complete, sign and date your proxy card or voting instruction form and return it promptly in the envelope provided.
•To vote over the telephone, dial the toll-free phone number listed on your proxy card or voting instruction form under the heading “Vote by Phone” and follow the recorded instructions.
If you vote your shares prior to the Special Meeting, your vote must be received by 11:59 p.m. Eastern Time on November 15, 2023, to be counted.
We provide Internet voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third (1/3) of the outstanding shares of Common Stock are present in person or represented by proxy at the Special Meeting. Abstentions will be treated as shares present for purposes of determining the presence of a quorum. At the close of business on the Record Date, there were [●] shares outstanding and entitled to vote. Therefore, [●] shares must be present at the Special Meeting or represented by proxy to have a quorum. If there is no quorum, a majority of the votes present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.

How many votes are needed to approve each proposal?
The following sets forth the votes that are required to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any

1	Approval of the Dissolution and the Plan of Dissolution	The holders of a majority of the outstanding shares of Common Stock entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will have the same effect as votes cast AGAINST the proposal.

2	Approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Dissolution Proposal or in the absence of a quorum	The holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Proposals 1 and 2 are considered “non-routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is not permitted to vote your shares on Proposals 1 or 2 if the broker or other nominee does not receive voting instructions from you. Broker non-votes will have the same effect as votes cast “Against” Proposal 1 and will not affect the outcome of the vote on Proposal 2.
What does it mean if I receive more than one proxy card or voting instruction form?
If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. You will want to vote pursuant to all of these proxy cards and/or voting instruction forms in order to ensure all the shares you own are actually voted in the manner you want. As such, please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.
What if I return a proxy card or voting instruction form but do not make specific choices?
If you return a signed and dated proxy card or voting instruction form without marking any voting selections, your shares will be voted “FOR” each of Proposals 1 and 2.

What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our officers, director, employees, consultants, agents and representatives may solicit proxies in person or by telephone, mailings, fax, email or other means. We will pay our officers, director, employees, consultants, agents and representatives no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us in soliciting proxies for the Special Meeting. We will pay D.F. King a base fee of $17,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to D.F. King will be approximately $73,000.
Can I change my vote?
Yes. You can revoke your proxy or voting instructions at any time before it is voted at the Special Meeting. You may revoke your proxy or voting instructions in any one of three ways:
•You may timely submit a later-dated proxy or voting instructions via the Internet, by telephone or by mail;
•You may deliver a written notice of revocation to the Company’s Corporate Secretary at 2000 Central Avenue, Suite 100, Boulder, CO 80301; or
•You may attend the Special Meeting and vote. Simply attending the Special Meeting will not, by itself, revoke your proxy or voting instructions.
What is the deadline to submit a proposal for inclusion in the proxy materials for the 2023 or 2024 Annual Meeting of Stockholders?
We do not intend to hold future annual meetings of stockholders, including the 2023 or 2024 Annual Meeting of Stockholders, if the Plan of Dissolution is approved.
Why is the Board recommending approval of the Plan of Dissolution?
The Board carefully reviewed and considered the Plan of Dissolution in light of the financial position of the Company, including its available cash, resources and operations following and in light of the outcome of our previously announced extensive review and pursuit of strategic alternatives. After due consideration of the options available to the Company over a series of months, our Board determined that the Dissolution is advisable compared to other strategic alternatives and in the best interests of the Company and its stockholders to return the Company’s remaining funds to its stockholders. See “Proposal 1 – Approval of the Dissolution Pursuant to the Plan of Dissolution – Background of the Proposed Dissolution” and “– Reasons for the Proposed Dissolution.”
What does the Plan of Dissolution entail?
The Plan of Dissolution provides an outline of the steps for the Dissolution you will be voting on under the Delaware General Corporation Law (the “DGCL”). The Plan of Dissolution provides that we will file a Certificate of Dissolution with the Delaware Secretary of State following the required stockholder approval; however, the Board has the discretion to determine whether or not to proceed with the Dissolution following stockholder approval and the decision of when to file the Certificate of Dissolution will be made by the Board in its sole discretion.

What will happen if the Dissolution is approved?
If the Dissolution is approved by our stockholders, our Board will have the sole discretion to determine if and when (following stockholder approval) to proceed with the Dissolution. If the Board decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy, or make reasonable provisions for our remaining obligations, and make cash distributions to the stockholders of available proceeds, if any. The Board intends to seek to distribute funds to our stockholders expeditiously, as permitted by the DGCL and the Plan of Dissolution and intends to take all reasonable actions to optimize the distributable value to our stockholders.
If our Board determines that the Dissolution is not in the Company’s best interests or the best interests of our stockholders, our Board may direct that the Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by the DGCL without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under the DGCL.
Can the Company estimate the distributions, if any, that the stockholders would receive in the Dissolution?
The Company cannot predict with certainty the amount of distributions, if any, to our stockholders. However, based on the information currently available to us and, assuming our stockholders approve the Dissolution at the Special Meeting, we estimate that the aggregate amount of cash that will be available for distribution to our stockholders in the Dissolution will be in the range between approximately $5.0 million and $7.0 million and the total amount distributed to stockholders, if any, will be in the range between approximately $0.84 and $1.17 per share of Common Stock. These estimates do not include cash that may be available for distribution from the proceeds from any sales of our remaining assets and intellectual property. These amounts may be paid in one or more distributions.
You may receive substantially less than the amount that we currently estimate that you may receive. Such distributions, if any, will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount, if any, that will ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know the exact timing or amount of any distribution you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Dissolution and the Plan of Dissolution.
Although we cannot predict the timing or amount of any such distributions, to the extent funds are available for distribution to stockholders, the Board intends to seek to distribute such funds to our stockholders expeditiously, as permitted by the DGCL and the Plan of Dissolution, and intends to take all reasonable actions deemed advisable by the Board to optimize the distributable value to our stockholders. See the section entitled “Proposal 1 — Approval of the Dissolution Pursuant to the Plan of Dissolution — Estimated Distributions to Stockholders” in this proxy statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash distributions to our stockholders in the Dissolution.
What is the listing and reporting status of the Company?
On April 24, 2023, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing us that because the closing bid price for our Common Stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we no longer complied with the minimum closing bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with the Nasdaq Listing Rules, we were provided a period of 180 calendar days, or until October 23, 2023, to regain compliance with such rule. To date, the closing bid price for our Common Stock has not met the minimum requirement for continued listing, and therefore, unless our closing bid price rises to be compliant with the Rule 5550(a)(2) prior to the October 23, 2023 deadline, we intend to request from Nasdaq an additional 180 calendar days to regain compliance with this rule. However, there can be no assurance that Nasdaq will grant such request, particularly given the current status of the Company as described below. If Nasdaq does not grant such an extension, Nasdaq is likely to initiate the process of delisting the Company.
In addition, under Nasdaq Marketplace Rule 5110, Nasdaq has discretionary authority to delist a company that it has determined to be a public shell. On September 19, 2023, we announced the Plan of Dissolution and our intent to discontinue all clinical and preclinical development programs, and reduce our workforce, which included the termination of most remaining employees, by early October 2023, except for certain employees, consultants, and advisors who will supervise or facilitate the dissolution and wind down of the Company. If, as a result of these actions or otherwise, Nasdaq determines that we are a public shell, it is likely to initiate the process of delisting the Company. To date, Nasdaq has not communicated a delisting decision to the Company, although it has asked for additional information regarding our plans and ongoing operations.
There can be no assurance as to when our Common Stock will be delisted from Nasdaq. If our Common Stock is delisted from Nasdaq prior to the effective date of the Dissolution, we do not expect that it would be eligible for quotation or listing on another national securities exchange, and therefore trading of our Common Stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, which could cause the price of our Common Stock to decline further.
Regardless of the foregoing, if the Dissolution is approved by our stockholders and if the Board proceeds with the Dissolution, we will close our stock transfer books at the effective time of the Certificate of Dissolution (the “Effective Time”). After the Effective Time, we will not record any further transfers of our Common Stock, except in our sole discretion pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law, and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Effective Time, we will not issue any shares of our Common Stock upon exercise of outstanding options, warrants, or restricted stock units. As a result of the closing of our stock transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time, and it is anticipated that no further transfers of record ownership of our Common Stock will occur after the Effective Time.
Additionally, whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we have exited such reporting requirements. The Company plans to initiate steps promptly to exit from certain reporting requirements under the Exchange Act.
However, such process may be protracted and we may be required to continue to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Accordingly, we will continue to incur expenses associated with these activities that will reduce the amount available for distribution to stockholders, including expenses of complying with public company reporting requirements and paying our service providers, among others.
Do I have appraisal rights in connection with the Dissolution?
None of the DGCL, our Restated Certificate of Incorporation, or our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders or beneficial owners in connection with the Dissolution, and we do not intend to independently provide stockholders or beneficial owners with any such right.

Are there any risks related to the Dissolution?
Yes. You should carefully review the section entitled “Risk Factors” in this proxy statement for a description of risks related to the Dissolution.
Will I owe any U.S. federal income taxes as a result of the Dissolution?
If the Dissolution is approved and implemented, a stockholder that is a U.S. person generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the stockholder with respect to each share, less any known liabilities assumed by the stockholder or to which the distributed property (if any) is subject, and (2) the stockholder’s adjusted tax basis in each share of our Common Stock. You are urged to read the section entitled “Proposal 1 — Approval of the Dissolution Pursuant to the Plan of Dissolution — Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” in this proxy statement for a summary of certain material U.S. federal income tax consequences of the Dissolution, including the ownership of an interest in a liquidating trust, if any.
What will happen to my shares of Common Stock if the Certificate of Dissolution is filed with the Secretary of State of Delaware?
If the Certificate of Dissolution is filed with the Secretary of State of Delaware (the “Secretary of State”), the Common Stock (if not previously delisted and deregistered) will be delisted from Nasdaq and deregistered under the Exchange Act. From and after the Effective Time, and subject to applicable law, each holder of shares of our Common Stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of Common Stock occurring after the Effective Time, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. Under the DGCL, no stockholder or beneficial owner shall have any appraisal rights in connection with the Dissolution.
We expect to file the Certificate of Dissolution and for the Dissolution to become effective shortly after the Dissolution is approved by our stockholders; however, the Board has discretion not to proceed with the Dissolution in its sole discretion.
FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement other than statements of historical fact, including statements relating to future financial, business, conditions, plans, prospects, impacts, shifts, trends, progress, or strategies and other such matters, including without limitation, the proposed Dissolution pursuant to the Plan of Dissolution, the timing of filing of the Certificate of Dissolution, the timing of holding the Special Meeting to approve the Dissolution and the Plan of Dissolution, the amount and timing of liquidating distributions, if any, to our stockholders, the amount of reserves, the plans and expectations related to the delisting from Nasdaq and deregistration under the Exchange Act, the plans and expectations related to employees, consultants and other parties necessary to effect the Dissolution, beliefs about our financial condition, all statements regarding the tax and accounting consequences of the transactions contemplated by the Dissolution and similar statements are forward-looking statements. The words “may,” “could,” “should,” “might,” “expeditiously,” “quickly,” “approve,” “dissolution,” “show,” “maximize,” “advise,” “continue,” “additional,” “range,” “announce,” “anticipate,” “reflect,” “believe,” “estimate,” “expect,” “intend,” “plan,” “file,” “make,” “attempt,” “distribute,” “discontinue,” “dissolve,” “wind down,” “best interests,” “predict,” “potential,” “will,” “evaluate,” “provide,” and similar expressions and their variants, are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.
We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly, and in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include the availability, timing and amount of liquidating distributions being different than expected; the amounts that will need to be set aside as reserves by the Company being higher or lower than anticipated; the possible inadequacy of such reserves to satisfy our obligations; potential unknown and/or future contingencies or liabilities, including but not limited to stockholder or other litigation, and our potential inability to favorably resolve them or at all; the amount of proceeds that might be realized from the sale or other disposition of any of our remaining assets and intellectual property; the application of, and any changes in, applicable tax and other laws, regulations, administrative practices, principles and interpretations; the incurrence by the Company of expenses relating to the Dissolution being different than estimated; the ability of the Board to abandon, modify or delay implementation of the Dissolution, even after stockholder approval; failure of our stockholders to approve the proposed Plan of Dissolution; our ability to settle, make reasonable provision for or otherwise resolve our liabilities and obligations, including the establishment of an adequate reserve; Nasdaq delisting; and the uncertain macroeconomic and political environment.
Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the Securities and Exchange Commission (the “SEC”), which are available at https://www.sec.gov (or at https://www.frtx.com). Readers are cautioned that these forward-looking statements and other statements contained in this proxy statement regarding matters that are not historical facts are only estimates or predictions and should not place undue reliance upon the forward-looking statements, which speak only as of the date of this proxy statement. We specifically disclaim any duty or obligation to update forward-looking statements.
RISK FACTORS
The following risk factors, together with the other information in this proxy statement and in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and in Part II, Item 1A, “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, should be carefully considered before deciding whether to vote to approve the Dissolution Proposal as described in this proxy statement. In addition, stockholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important. Notably, we caution that trading in our securities is highly speculative and poses substantial risks.
Trading prices for our securities may bear little or no relationship to the actual value realized, if any, by holders of our securities. Accordingly, we urge extreme caution with respect to existing and future investments in our securities.
RISKS RELATED TO THE DISSOLUTION
We cannot predict the timing of the distributions, if any, to stockholders.
Our current intention is that, if the Dissolution Proposal is approved by our stockholders, the Certificate of Dissolution would be filed promptly after such approval; however, the Board would retain the discretion to determine not to proceed with the Dissolution in its sole discretion and, if it does proceed with the Dissolution, would have discretion as to the timing of the filing of the Certificate of Dissolution. No further stockholder approval would be required to effect the Dissolution. However, if the Board determines that the Dissolution is not in our best interest or in the best interest of our stockholders, the Board may, in its sole discretion, abandon the Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by the DGCL without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require further stockholder approval under the DGCL.
Under Delaware law, utilizing the procedures of Section 281(b) of the DGCL (which is contemplated by the Plan of Dissolution unless otherwise determined by the Board), before a dissolved corporation may make any distribution to its stockholders, it must: (i) pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against it which is the subject of a pending action, suit or proceeding to which it is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, are likely to arise or to become known to the corporation within 10 years after the date it dissolves. Among other things, our potential liabilities that may require provision could include those relating to indemnification obligations, if any, to third parties or to our current and former officers and directors, and to resolve any stockholder or other litigation that may emerge. It might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions, if any are made, to our stockholders.
We cannot assure you as to the timing, amount, or number of distributions, if any, to be made to our stockholders.
We cannot predict with certainty the timing, amount, or number of distributions, if any, to our stockholders. However, based on the information currently available to us and if our stockholders approve the Dissolution, we estimate that the aggregate amount of cash, if any, that will be available for distribution to our stockholders in the Dissolution will be in the range between approximately $5.0 million and $7.0 million and the total amount distributed to stockholders, if any, will be in the range between approximately $0.84 and $1.17 per share of Common Stock. These estimates do not include cash that may be available for distribution from the proceeds from any sales or our remaining assets and intellectual property. Any such amounts may be paid in one or more distributions. Any such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, or whether any such distributions will occur, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions, make it impossible to predict with certainty the actual net cash amount, if any, that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions to our stockholders include: the incurrence by the Company of expenses relating to the Dissolution being different than estimated; the receipt of no, or lower than expected, proceeds in the course of our efforts to monetize our remaining assets and intellectual property; unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims that may be threatened against us or our current or former directors or officers; amounts necessary to resolve claims of any creditors or other third parties; and delays in the Dissolution or other winding up process.
In addition, as we wind down, we will continue to incur expenses from operations, including directors’ and officers’ insurance, severance payments, payments to service providers and any continuing employees or consultants, taxes, legal, accounting and consulting fees, costs associated with maintaining the listing of our Common Stock, and expenses related to our filing obligations with the SEC, which will reduce any amounts available for distribution to our stockholders. As a result, we cannot assure you as to any amounts, if any, to be distributed to our stockholders if the Board proceeds with the Dissolution. If our stockholders do not approve Proposal 1, we will not be able to proceed with the Dissolution and no liquidating distributions will be made in connection therewith. See the section entitled “Proposal 1 — Approval of the Dissolution Pursuant to the Plan of Dissolution - Estimated Distributions to Stockholders” in this proxy statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash distributions to our stockholders in the Dissolution.
It is the current intent of the Board, assuming approval of the Dissolution, that any cash will first be used to pay our outstanding current liabilities and obligations, and then will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of any litigation matters and potential liabilities relating to our indemnification obligations, if any, to our service providers, or to our current and former officers and directors, before such cash, if any remains, will be available for distribution to stockholders.
The Board will determine, in its sole discretion, the timing of the distribution of the remaining amounts, if any, to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distributions will be made, and we cannot provide any assurance as to the amount to be paid to stockholders in any such distributions, if any are to be made. Stockholders may receive substantially less than the amount that we currently estimate that they may receive, or they may receive no distribution at all.
If our stockholders do not approve the Dissolution Proposal, we would not be able to continue our business operations.
We discontinued substantially all clinical and preclinical development programs, and reduced our workforce, which includes the termination of most employees, in the second half of 2023, except for certain employees, consultants, and advisors who are supervising or facilitating the dissolution and wind down of the Company. If our stockholders do not approve the Dissolution Proposal, the Board will continue to explore what, if any, alternatives are available for the future of the Company in light of its discontinued business activities; however, those alternatives are likely limited to seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection or protection under other insolvency laws. It is unlikely that these alternatives would result in greater stockholder value than the proposed Plan of Dissolution and the Dissolution.
The Board may determine not to proceed with the Dissolution.
Even if the Dissolution Proposal is approved by our stockholders, the Board may determine in its sole discretion not to proceed with the Dissolution. If our Board elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise have been available now or in the future for distribution to our stockholders. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require further stockholder approval under the DGCL.
Our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if cash reserves are inadequate.
If the Dissolution becomes effective, we are required to establish a cash reserve designed to satisfy any additional claims and obligations that may arise. Any reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate reserve for payment of our expenses, claims and obligations, each stockholder could be held liable for payment to our creditors for claims brought prior to or after the expiration of the Survival Period (as defined below) after we file the Certificate of Dissolution with the Secretary of State (or, if we choose the Safe Harbor Procedures (as defined under the section entitled “Proposal 1 — Approval of the Dissolution Pursuant to the Plan of Dissolution — Delaware Law Applicable to Our Dissolution - Payments and Distributions to Claimants and Stockholders — Safe Harbor Procedures under DGCL Sections 280 and 281(a)” in this proxy statement), for claims brought prior to the expiration of the Survival Period), up to the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the reserve and (ii) the amounts previously received by such stockholder in the Dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder, and a stockholder could ultimately receive nothing from us under the Plan of Dissolution. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.
Our stockholders of record will not be able to buy or sell shares of our Common Stock after we close our stock transfer books at the Effective Time.
If the Board determines to proceed with the Dissolution, we intend to close our stock transfer books and discontinue recording transfers of our Common Stock at the Effective Time. After we close our stock transfer books, we will not record any further transfers of our Common Stock on our books except at our sole discretion by will, intestate succession, or operation of law. Therefore, shares of our Common Stock will not be freely transferable after the Effective Time. As a result of the closing of the stock transfer books, all liquidating distributions in the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time.
We plan to initiate steps to exit from certain reporting requirements under the Exchange Act, which may substantially reduce publicly available information about us. If the exit process is protracted, we will continue to bear the expense of being a public reporting company despite having no source of revenue.
Our Common Stock is currently registered under the Exchange Act, which requires that we, and our officers and director with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. We plan to initiate steps to exit from such reporting requirements in order to curtail expenses; however, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K or other reports to disclose material events, including those related to the Dissolution or to any potential Nasdaq delisting of our Common Stock. Accordingly, we will continue to incur expenses that will reduce any amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others. If our reporting obligations cease, publicly available information about us will be substantially reduced.
We may be delisted from Nasdaq at any time.
On April 24, 2023, we received a notice from the Listing Qualifications Department of the Nasdaq informing us that because the closing bid price for our Common Stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we no longer complied with the minimum closing bid price requirement for continued listing on Nasdaq under Rule 5550(a)(2). In accordance with the Nasdaq Listing Rules, we were provided a period of 180 calendar days, or until October 23, 2023, to regain compliance with such rule. To date, the closing bid price for our Common Stock has not met the minimum requirement for continued listing, and therefore, unless our closing bid price rises to be compliant with Rule 5550(a)(2) prior to the October 23, 2023 deadline, we intend to request from Nasdaq an additional 180 calendar days to regain compliance with this rule. However, there can be no assurance that Nasdaq will grant such request, particularly given the current status of the Company as described below. If Nasdaq does not grant such an extension, Nasdaq is likely to initiate the process of delisting the Company.
In addition, under Nasdaq Marketplace Rule 5110, Nasdaq has discretionary authority to delist a company that it has determined to be a public shell. On September 19, 2023, we announced the Plan of Dissolution and our intent to discontinue all clinical and preclinical development programs, and reduce our workforce, which included the termination of most remaining employees, by early October 2023, except for certain employees, consultants, and advisors who will supervise or facilitate the dissolution and wind down of the Company. If, as a result of these actions or otherwise, Nasdaq determines that we are a public shell, it is likely to initiate the process of delisting the Company. To date, Nasdaq has not communicated a delisting decision to the Company, although it has asked for additional information regarding our plans and ongoing operations.
There can be no assurance as to when our Common Stock will be delisted from Nasdaq. If our Common Stock is delisted from Nasdaq prior to the effective date of the Dissolution, we do not expect that it would be eligible for quotation or listing on another national securities exchange, and therefore trading of our Common Stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, which could cause the price of our Common Stock to decline further.
Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.
As a result of the Dissolution, for U.S. federal income tax purposes, a stockholder that is a U.S. person generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the stockholder with respect to each share, less any known liabilities assumed by the stockholder or to which the distributed property (if any) is subject, and (2) the stockholder’s adjusted tax basis in each share of our Common Stock. A liquidating distribution pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a stockholder only in the tax year in which the stockholder receives our final liquidating distribution, and then only if the aggregate value of all liquidating distributions with respect to a share of our Common Stock is less than the stockholder’s tax basis for that share. Stockholders are urged to consult with their own tax advisors as to the specific tax consequences to them of the Dissolution pursuant to the Plan of Dissolution. See the section entitled “Proposal 1 — Approval of the Dissolution Pursuant to the Plan of Dissolution — Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” in this proxy statement.
The tax treatment of any liquidating distribution may vary from stockholder to stockholder, and the discussions in this proxy statement regarding tax consequences are general in nature.
We have not requested a ruling from the Internal Revenue Service (the “IRS”) with respect to the anticipated tax consequences of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement prove to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to our stockholders and/or us from the Dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder’s individual circumstances. You should consult your own tax advisor for tax advice instead of relying on the discussions of tax consequences in this proxy statement.
PROPOSAL 1
APPROVAL OF THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION
We are asking you to authorize and approve the Dissolution and the Plan of Dissolution. Our Board has determined that the Dissolution is advisable and in the best interests of the Company and its stockholders, has approved the Dissolution and has adopted the Plan of Dissolution. The reasons for the Dissolution are described under “Proposal 1 - Approval of the Dissolution Pursuant to the Plan of Dissolution - Background of the Proposed Dissolution” and “– Reasons for the Proposed Dissolution” in this proxy statement. The Dissolution requires approval by the holders of a majority of our outstanding shares of Common Stock entitled to vote at the Special Meeting. Our Board unanimously recommends that our stockholders authorize and approve the Dissolution and the Plan of Dissolution.

In general terms, when we dissolve, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, pay or otherwise provide for our liabilities and obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three years, as required by the DGCL. With respect to the Dissolution, we will follow the dissolution and winding-up procedures prescribed by the DGCL, as described in further detail under “— Delaware Law Applicable to Our Dissolution” in this proxy statement. Our liquidation, winding up and distribution procedures will be further guided by our Plan of Dissolution, as described in further detail under “— Our Plan of Dissolution” in this proxy statement. You should carefully consider the risk factors relating to our complete Dissolution and described under “Risk Factors — Risks Related to The Dissolution” in this proxy statement.
Subject to the requirements of the DGCL and our Plan of Dissolution, as further described below, we will use our existing cash to pay for our winding up procedures, including without limitation:
•income, corporate and other taxes;
•the costs associated with our Dissolution and winding up over the Survival Period; these costs may include, among others, expenses necessary for the implementation and administration of our Plan of Dissolution and fees and other amounts payable to professional advisors (including legal counsel, financial advisors and others) and to employees, consultants and others assisting us with our Dissolution;
•any claims by others against us that we do not reject as part of the dissolution process, including any settlements or judgments;
•any amounts owed by us under contracts with third parties;
•the funding of any cash reserves or other security we are required to establish, or deem appropriate to establish, to pay for asserted claims (including lawsuits) and possible future claims, as further described below; and
•solely to the extent remaining after provision for the above-described payments, liquidating distributions to be made to our stockholders, which distributions, if any, may be made from time to time as available and in accordance with the DGCL procedures described below.
Estimated Distributions to Stockholders
Based on currently available information, we estimate that we will have in the range between approximately $5.0 million and $7.0 million of cash that we will be able to distribute to stockholders in connection with the Dissolution, which implies a per share distribution range of $0.84 to $1.17 per share of Common Stock. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true. We used the following assumptions when calculating the estimated distributable cash value: (i) $0.7 million payable for insurance, (ii) $0.8 million payable for accounting fees, wind-down administration services, and legal fees, (iii) $2.2 million payable for wages and severance and (iv) $1.3 million payable for other general and administrative costs, including settlement of outstanding liabilities.
Distributions, if any, to our stockholders may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions, make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions.

Examples of uncertainties that could reduce the value of distributions to our stockholders include: the incurrence by the Company of expenses relating to the Dissolution being different than estimated; the receipt of no, or lower than expected, proceeds in the course of our efforts to monetize our remaining assets and intellectual property; unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims threatened against us or our current or former directors or officers; amounts necessary to resolve claims of any creditors or other third parties; and delays in the Dissolution or other winding up process.
Our estimate of the anticipated initial distribution amounts is preliminary and many of the factors that are necessary to determine how much, if any, we will be able to distribute to our stockholders in liquidation are subject to change and outside of our control. While we intend to pursue matters related to our liquidation, dissolution, and winding up promptly if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders and over what time period and number of distributions might be involved. See the section entitled “Risk Factors — Risks Related to The Dissolution” in this proxy statement.
The description of the Dissolution contained in this introductory section is general in nature and is subject to various other factors and requirements, as described in greater detail below.
Background of the Proposed Dissolution
In the ordinary course from time to time, our Board and management team have evaluated and considered a variety of financial, business development, and strategic opportunities for the Company as part of our long-term strategy to enhance value for our stockholders, including financings, potential mergers, reverse mergers, and acquisitions, asset sales and divestitures, out-licensing and sub-licensing transactions, monetization of potential future payments owed to the Company, business combinations, partnerships, collaborations, and other strategic transactions.
As part of the ongoing consideration and evaluation of our long-term prospects and strategies, our Board frequently reviews, with our management, strategic and financial alternatives in light of developments in our business, the competitive landscape, the economy generally and financial markets, all with the goal of enhancing value for our stockholders. As part of this process, from time to time, our management has engaged in business development and/or strategic discussions with industry participants. This includes contacts with numerous companies regarding potential and various strategic transactions.
Historically, we were a clinical-stage pharmaceutical company striving to transform patient lives through the development of innovative and differentiated prescription therapeutics. Our pipeline aimed to disrupt existing treatment paradigms and featured several new chemical entities that inhibit novel targets with first-in-class potential for autoimmune, inflammatory, and other debilitating diseases.
On March 7, 2023, we announced that our Board and executive management had approved a comprehensive process to explore and evaluate strategic options to progress the development of our novel pipeline of potential treatments for autoimmune, inflammatory and other diseases. Potential strategic options to be explored or evaluated as part of this process included, but were not limited to, a financing, sale or licensing of assets, acquisition, merger, business combination, and/or other strategic transaction or series of related transactions involving the Company. We also disclosed at that time that, to continue developing FRTX-02 and the rest of our pipeline, we needed to raise additional funds.
In the second quarter of 2023, we paused substantially all of our research and development activities, including not proceeding with the previously planned Part 2 of the Phase 1 clinical trial for FRTX-02, in order to conserve capital resources during our ongoing evaluation of potential strategic options and to determine the appropriate next development steps based on the results of Part 1 of our first-in-human Phase 1 clinical trial. We also disclosed that, in order to commence additional clinical trials for FRTX-02 or meaningfully progress our other earlier stage pipeline assets, we needed to raise additional funds or enter into a strategic transaction with a partner who wished to continue development of these assets.
On July 21, 2023, we and Brickell Subsidiary, Inc. entered into an amendment to our Asset Purchase Agreement with Botanix SB Inc. (“Botanix”) and Botanix Pharmaceuticals Limited to sell our rights to future event-based milestone and earnout payments on net sales of sofpironium bromide to Botanix for $8.25 million. Under the terms of the amendment, Botanix paid $6.6 million to the Company and $1.65 million on behalf of the Company to its former licensor on July 26, 2023.
On September 18, 2023, after conducting an extensive, months-long potential strategic alternatives process, including three unsuccessful attempts to find a merger partner due to the potential acquirer’s inability in each case to secure its own necessary financing, and combined with the unsuccessful outreach to approximately 125 possible counterparties and investors who operate or invest in both life sciences and other industry sectors, the Board approved the Dissolution and the Plan of Dissolution and recommended that our stockholders approve the Dissolution and the Plan of Dissolution.
On September 19, 2023, we announced the Plan of Dissolution and our intent to discontinue all clinical and preclinical development programs, and reduce our workforce, which included the termination of most remaining employees, by early October 2023, except for certain employees, consultants, and advisors who will supervise or facilitate the dissolution and wind down of the Company.
Reasons for the Proposed Dissolution
The Board believes that the Dissolution is in the best interests of the Company and its stockholders. The Board considered and pursued at length potential strategic alternatives available to the Company such as financings, mergers, reverse mergers, asset sales or dispositions, strategic partnerships, out-licensing and sub-licensing transactions, monetization of potential future payments owed to the Company, and other business combination transactions, and, following the results of such review, believes that pursuing a Dissolution and wind-up of the Company in accordance with the Plan of Dissolution gives our Board the best opportunity and most flexibility to optimize value for our stockholders.
In making its determination to approve the Dissolution, the Board considered, in addition to other pertinent factors, the fact that we would require substantial additional capital to progress our product pipeline and have been unable to obtain such capital despite conducting an extensive potential strategic alternatives process; the fact that we will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no source of revenue or financing alternatives; and the fact that we have conducted an evaluation to identify remaining strategic alternatives involving our assets or the Company as a whole, such as financings, mergers, reverse mergers, asset sales or dispositions, strategic partnerships, out-licensing and sub-licensing transactions, monetization of potential future payments owed to the Company and other business combination transactions, that could have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders may be able to receive in a liquidation. As a result of its evaluation, the Board concluded that the Dissolution provides the best opportunity to maximize any remaining value for the Company and its stockholders among the alternatives now available and is therefore in the best interests of the Company and its stockholders. Accordingly, the Board approved the Dissolution and the Plan of Dissolution and recommends that our stockholders approve the Dissolution Proposal.
Delaware Law Applicable to Our Dissolution
We are a corporation organized under the laws of the State of Delaware and the Dissolution will be governed by the DGCL. The following is a brief summary of some of the relevant provisions of the DGCL applicable to the

Dissolution. The following summary is qualified in its entirety by Sections 275 through 283 of the DGCL, which are attached to this proxy statement as Annex B.
Dissolution under the DGCL Generally
Authorization of Board and Stockholders. If a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board has unanimously adopted a resolution approving the Dissolution and the Plan of Dissolution and declaring them advisable and recommending them to our stockholders. The Dissolution and the Plan of Dissolution must be authorized and approved by the holders of a majority of our outstanding shares of Common Stock on the Record Date entitled to vote on the Dissolution Proposal.
Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution the corporation must file a certificate of dissolution with the Secretary of State. If our stockholders authorize the Dissolution at the Special Meeting, we intend to file the Certificate of Dissolution with the Secretary of State as soon as practicable after the receipt of such approval. However, the timing of such filing is subject to the discretion of the Company.
Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that our Board would abandon our proposed Dissolution once it is authorized by our stockholders, to provide our Board with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board included language providing the Board with the flexibility to abandon the Dissolution without further action of our stockholders at any time prior to the filing of the Certificate of Dissolution.
Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State, the corporation will be dissolved. We refer to the effective time of the Certificate of Dissolution herein as the “Effective Time.”
Continuation of Corporation After Dissolution
A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits and enabling the corporation to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the Survival Period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. Our Plan of Dissolution will govern our winding up process after Dissolution. See the section entitled “— Our Plan of Dissolution” in this proxy statement.
Payments and Distributions to Claimants and Stockholders
A dissolved corporation must make provision for the payment (or reservation of security for payment) of current and certain potential future claims against the corporation in accordance with the applicable provisions of the DGCL and the distribution of remaining assets to the corporation’s stockholders. The dissolved corporation may do this by following one of two procedures, as described below. We currently plan to elect to follow the Alternative Procedures (as defined below). However, our Plan of Dissolution specifically permits our Board the discretion to decide to abandon any plans to follow the Alternative Procedures and to follow the Safe Harbor Procedures (as defined below) as permitted by Delaware law, or to abandon the Dissolution.
Alternative Procedures under DGCL Section 281(b) (the “Alternative Procedures”)
If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (1) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (2) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, and (3) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent assets are available. All remaining assets will be distributed to the dissolved corporation’s stockholders.
The Plan of Dissolution adopted by the Board and proposed to the stockholders for approval constitutes the plan of distribution for purposes of the Alternative Procedures, although the Plan of Dissolution provides that our Board has the discretion to decide to abandon any plans to follow the Alternative Procedures and to follow the Safe Harbor Procedures as permitted by Delaware law.
Safe Harbor Procedures under DGCL Sections 280 and 281(a) (the “Safe Harbor Procedures”)
A dissolved corporation may elect to give notice of its dissolution to persons having a claim against the corporation (other than claims against the corporation in any pending actions, suits or proceedings to which the corporation is a party) (“Current Claimants”) and to persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (“Contingent Contractual Claimants”), and after giving these notices, following the procedures set forth in the DGCL, as described below.
The Plan of Dissolution provides the Board with the discretion to elect to follow the Safe Harbor Procedures rather than the Alternative Procedures.
Current Claimants
Notices and Publication. The notice to Current Claimants must state (1) that all such claims must be presented to the corporation in writing and must contain sufficient information reasonably to inform the corporation of the identity of the claimant and the substance of the claim; (2) the mailing address to which the claim must be sent; (3) the date (the “Claim Date”) by which the claim must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice; (4) that the claim will be barred if not received by the Claim Date; (5) that the corporation may make distributions to other claimants and the corporation’s stockholders without further notice to the Current Claimant; and (6) the aggregate annual amount of all distributions made by the corporation to its stockholders for each of the three years before the date of dissolution. The notice must be published at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the corporation’s registered agent in Delaware is located and in the corporation’s principal place of business and, in the case of a corporation having $10.0 million or more in total assets at the time of dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of the notice, the corporation must also mail a copy of the notice by certified or registered mail, return receipt requested, to each known claimant of the corporation, including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.
Effect of Non-Responses to Notices. If the dissolved corporation does not receive a response to the corporation’s notice by the Claim Date from a Current Claimant who was given actual notice according to the foregoing paragraph, then the claimant’s claim will be barred.
Treatment of Responses to Notices. If the dissolved corporation receives a response to the corporation’s notice by the Claim Date, the dissolved corporation may accept or reject, in whole or in part, the claim. If the dissolved corporation rejects a claim, it must mail a notice of the rejection to the Current Claimant by certified or registered mail, return receipt requested, within 90 days after receipt of the claim (or, if earlier, at least 150 days before the expiration of the Survival Period). The notice must state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within 120 days of the date of the rejection.
Effect of Non-Responses to Rejections of Claims. If the dissolved corporation rejects a claim and the Current Claimant does not commence an action suit or proceeding with respect to the claim within the 120-day post-rejection period, then the Current Claimant’s claim will be barred.
Contingent Contractual Claims
Notices. The notice to Contingent Contractual Claimants (persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured) must be in substantially the same form and sent and published in the same manner as notices to Current Claimants and shall request that Contingent Contractual Claimants present their claims in accordance with the terms of such notice.
Responses to Contractual Claimants. If the dissolved corporation receives a response by the date specified in the notice by which the claims from Contingent Contractual Claimants must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice to Contingent Contractual Claimants, the dissolved corporation must offer to the Contingent Contractual Claimant such security as the dissolved corporation determines is sufficient to provide compensation to the claimant if the claim matures. This offer must be mailed to the Contingent Contractual Claimant by certified or registered mail, return receipt requested, within 90 days of the dissolved corporation’s receipt of the claim (or, if earlier, at least 150 days before the expiration of the post-dissolution survival period). If the Contingent Contractual Claimant does not deliver to the dissolved corporation a written notice rejecting the offer within 120 days after receipt of the offer for security, the claimant is deemed to have accepted the security as the sole source from which to satisfy the claim against the dissolved corporation.
Determinations by Delaware Court of Chancery
A dissolved corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (1) reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, other than a claim barred pursuant to the Safe Harbor Procedures, (2) sufficient to provide compensation to any Contingent Contractual Claimant who has rejected the dissolved corporation’s offer for security for such person’s claims made pursuant to the Safe Harbor Procedures, and (3) reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought upon the petition of a dissolved corporation that has complied with the Safe Harbor Procedures, in which case the reasonable fees and expenses of any court-appointed guardian (including all reasonable expert witness fees) would be paid by the dissolved corporation and potentially reduce the remaining assets, if any, available for distribution to stockholders.
Payments and Distributions
If a dissolved corporation has followed the Safe Harbor Procedures, then it will (1) pay the current claims made but not rejected, (2) post the security offered and not rejected for contractual claims that are contingent, conditional or unmatured, (3) post any security ordered by the Delaware Court of Chancery in response to the dissolved corporation’s petition to the court described above, and (4) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the dissolved corporation. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent that assets are available.
All remaining assets will be distributed to the dissolved corporation’s stockholders, but not earlier than 150 days after the date of the last notice of rejection given by the dissolved corporation to a Current Claimant pursuant to the Safe Harbor Procedures.
Liabilities of Stockholders and Directors
If a dissolved corporation follows either the Safe Harbor Procedures or the Alternative Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation in an amount in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation on which an action, suit or proceeding is not begun before the expiration of the Survival Period. In no event will the aggregate liability of a stockholder of a dissolved corporation for claims against the dissolved corporation exceed the amount distributed to the stockholder in dissolution. If a dissolved corporation fully complies with either the Safe Harbor Procedures or the Alternative Procedures, then the dissolved corporation’s directors will not be personally liable to the dissolved corporation’s claimants.
Application of These Procedures to Us
We currently plan to elect to follow the Alternative Procedures. However, our Plan of Dissolution specifically permits our Board the discretion to decide to abandon any plans to follow the Alternative Procedures and to follow the Safe Harbor Procedures as permitted by Delaware law, or to abandon the Dissolution. If we follow the Safe Harbor Procedures, then the required published notices would be published in a newspaper of general circulation in New Castle County, Delaware (the location of our registered agent), and Boulder, Colorado (the location of our principal place of business), as well as in a daily newspaper with national circulation, since we expect that our total assets will exceed $10.0 million at the time of dissolution. For more information about our liquidation, winding up and distribution procedures, see the section entitled “— Our Plan of Dissolution” in this proxy statement.
Our Plan of Dissolution
The Dissolution will be conducted in accordance with the Plan of Dissolution, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. The following is a summary of our Plan of Dissolution and does not purport to be complete or contain all of the information that is important to you. To understand our Plan of Dissolution more fully, you are urged to read this proxy statement as well as the Plan of Dissolution. Our Plan of Dissolution may be modified, clarified, or amended by action by our Board at any time and from time to time, as further described below.

Authorization and Effectiveness
Our Plan of Dissolution will be deemed approved if the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote on the Dissolution Proposal approve the Dissolution and the Plan of Dissolution. Our Plan of Dissolution will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. Following the authorization of the Dissolution and the Plan of Dissolution by our stockholders, at such time as the Board determines to be appropriate, we will file the Certificate of Dissolution with the Delaware Secretary of State and ensure that all relevant taxes (including Delaware franchise taxes) and fees are paid, unless the Dissolution is abandoned by the Board prior to that time. The Effective Time of our Dissolution will be when the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution.
Survival Period
For three years after the Effective Time (or such longer period as the Delaware Court of Chancery may direct) (the “Survival Period”), we will continue as a body corporate for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against us; settling and closing our business; disposing of and conveying our property; discharging our liabilities in accordance with the DGCL; and distributing our remaining assets to our stockholders. We will no longer engage in the development of our product candidates, except to the extent necessary to preserve the value of our assets and wind up our business affairs in accordance with our Plan of Dissolution. We anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time, in any number of distributions, from time to time, in accordance with the DGCL and our Plan of Dissolution.
General Liquidation, Winding Up and Distribution Process
We intend to elect to follow the Alternative Procedures described under the section entitled “— Delaware Law Applicable to Our Dissolution — Alternative Procedures under DGCL Section 281(b)” in this proxy statement, but our Board retains the discretion to opt to dissolve the Company in accordance with the Safe Harbor Procedures.
The Board intends to seek to distribute funds, if any, to our stockholders expeditiously, as permitted by the DGCL and the Plan of Dissolution and intends to take all reasonable actions deemed advisable by the Board to optimize the distributable value to our stockholders.
Continuing Employees and Consultants
During the Survival Period, we may retain, hire, employ, or contract with employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as the Board may determine, from time to time, to be necessary or advisable to effect the Dissolution as described in our Plan of Dissolution. The Board also expects that outside legal and financial advisors will continue to advise on and assist with the Dissolution.
After filing the Certificate of Dissolution, the Board expects it will maintain the size of the Board at one Board seat to save costs.
We may, in the absolute discretion of the Board, pay the Company’s director, any employees it may hire, consultants, agents and other representatives, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution; however, given the Company’s already streamlined operations, the

Board does not expect to need to hire any employees or otherwise expand the team of advisors and consultants currently in place.
Sale, Exchange, or Disposition of Our Remaining Assets
The Plan of Dissolution contemplates the sale, exchange, or other disposition of all of our remaining non-cash assets, if and at such time as the Board may approve, without further stockholder approval. The Plan of Dissolution does not specify the manner in which we may sell, exchange or dispose of our assets, and we may not be able to sell quickly or at all any or all of these assets. Such transaction could take the form of sales or other dispositions of individual assets, sales or other dispositions of groups of assets organized by type of asset or otherwise, a single sale or other dispositions of all or substantially all of our assets, or some other form of one or more sales, exchanges, assignments, or dispositions. The assets may be sold or disposed of to one or more acquirors in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales or other dispositions of assets approved by the Board. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement, transaction, or sale, should any materialize, unless required by applicable law, or selling or otherwise disposing, monetizing, or transferring any additional assets in the future. See the section entitled “Risk Factors — Risks Related to the Dissolution” in this proxy statement.
Costs and Expenses
We will pay all costs and expenses that may be determined from time to time to be necessary or advisable to effect the Dissolution in accordance with the Plan of Dissolution and as may be necessary or advisable to continue our existence and operations. These costs and expenses may include, without limitation, brokerage, agency, professional, consulting, and other fees and expenses of persons rendering services to the Company in connection with the matters described in the Plan of Dissolution and costs incurred to comply with contracts to which the Company is a party.
Indemnification
We will continue to indemnify our officers, directors, employees, and agents in accordance with, and to the extent required or permitted by, the DGCL, our Restated Certificate of Incorporation, our Amended and Restated Bylaws and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution will be covered to the same extent that they were covered before the effective time of the Dissolution. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.
Stockholder Approval
Approval of the Dissolution and the Plan of Dissolution by the holders of a majority of the outstanding shares of Common Stock of the Company as of the Record Date entitled to vote on the Dissolution Proposal, to the fullest extent permitted by law, constitutes approval of all matters described in this proxy statement relating to the Dissolution, including our Plan of Dissolution.
Approval of the Dissolution by the holders of a majority of the outstanding stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Time, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval and ratification of any and all contracts for sale, exchange or other disposition whether or not conditioned on stockholder approval.

Subsidiary
As part of the Dissolution, we may take actions with respect to our subsidiary, based on the advice and counsel of our legal and other advisors and in accordance with the requirements of the laws and charter documents governing such subsidiary, to liquidate, dissolve, or otherwise wind up such subsidiary.
Legal Claims
We will defend any claims against us, our current or former officers or directors or our subsidiaries, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as we or our Board may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Effective Time and may institute any new claims against any person as may be determined to be necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At our discretion, we may defend, prosecute, and/or settle any lawsuits, as applicable.
Effective Time; Stock of the Company
The Effective Time will be the effective time as specified by the Certificate of Dissolution as filed with the Secretary of State of Delaware.
From and after the Effective Time, and subject to applicable law, each holder of shares of our Common Stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of our Common Stock occurring after the Effective Time, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. We expect the Effective Time to be as soon as reasonably practicable after the Dissolution is approved by our stockholders. No stockholder or beneficial owner shall have any appraisal rights in connection with our Dissolution and winding-up. It is anticipated that no further trading of our shares will occur after the Effective Time.
Unclaimed Distributions
If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the Common Stock or provided other evidence of ownership as required in the Plan of Dissolution or by the Board or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, or as soon as practicable after that distribution, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of us or any other stockholder.
Liquidating Trust
While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three years of the Survival Period.

Abandonment, Exceptions, Modifications, Clarifications and Amendments
Notwithstanding the authorization of the Dissolution by our stockholders as described in this proxy statement, our Board will have the right, as permitted by the DGCL, to abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders, if our Board determines that to do so is in the best interest of the Company and its stockholders. Without further action by our stockholders, our Board may, to the extent permitted by the DGCL, waive, modify or amend any part of our Plan of Dissolution, and may provide for exceptions to or clarifications of the terms of our Plan of Dissolution. After the Effective Time, revocation of the Dissolution would require further stockholder approval under the DGCL.
Contingent Liabilities; Reserves
Under the DGCL, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the Dissolution and wind-up process) and other known, non-contingent liabilities. We have used and anticipate continuing to use cash until the end of the Survival Period for a number of items, including, but not limited to, the following:
•ongoing operating, reporting and listing expenses;
•expenses, including retention amounts, incurred in connection with extending our directors’ and officers’ insurance coverage;
•expenses incurred in connection with the Dissolution;
•taxes imposed upon us and any of our assets;
•severance payments; and
•professional, legal, consulting and accounting fees.
We will establish a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current known expenses and unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including acquiring insurance coverage with respect to certain claims and liabilities. We currently expect to reserve between approximately $4.2 million and $5.7 million in cash for current known expenses as well as unknown, contingent and/or conditional liabilities during the Survival Period.
The estimated amount of the reserve is based upon certain estimates and assumptions and a review of our estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses, costs to address, litigate, settle and resolve potential future unknown claims and litigation, and accrued expenses reflected in our financial statements. There can be no assurance that the reserve will be sufficient. If any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate the Company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.

In the event we fail to create an adequate reserve for the payment of our expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, our creditors may be able to pursue claims against our stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See the section entitled “Risk Factors — Risk Factors Related to the Dissolution — Our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if reserves are inadequate” in this proxy statement.
If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.
Reporting Requirements
Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from certain reporting requirements under the Exchange Act. However, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others.
Interests of Certain Persons in the Dissolution
On September 18, 2023, in connection with the approval by the Board of the Dissolution and the Plan of Dissolution, the Board appointed Albert N. Marchio, II, our then-current Chief Financial Officer, as our new Chief Executive Officer, Chief Financial Officer, and Secretary, as well as a director and Chairman of the Board, in each case effective October 2, 2023.
Mr. Marchio remains a consultant to the Company and continues to receive the same compensation as provided in the Consulting Agreement between the Company and Danforth Advisors (Mr. Marchio’s employer), effective December 1, 2020 (the “Consulting Agreement”). The Consulting Agreement provides for compensation for services provided at a rate of $350 per hour, as well as reimbursement of Mr. Marchio’s covered commuting expenses to our Boulder, Colorado headquarters location and any other such necessary business expenses.
After the Effective Time, we expect that our sole director and officers will continue in those positions for the purpose of winding up our business and affairs. We expect to compensate Mr. Marchio at a level approximately consistent with his compensation level prior to Effective Time.
In addition, at the Effective Time, all outstanding restricted stock unit (“RSU”) awards issued pursuant to our 2020 Omnibus Long-Term Incentive Plan, including 1,250 RSUs held by Mr. Marchio, the Company’s only current director and executive officer, will immediately vest in full in accordance with the terms of such awards.
See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the number of shares of Common Stock owned by our directors and executive officers.
Our Restated Certificate of Incorporation and Amended and Restated Bylaws and the DGCL
During the Survival Period, we will continue to be governed by our Restated Certificate of Incorporation and Amended and Restated Bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board will continue to have the authority to amend our Amended and Restated Bylaws as it may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.
Authority of the Board
Our Board, without further action by our stockholders, is authorized to take all actions as they deem necessary or advisable to implement our Plan of Dissolution, if it is approved by our stockholders. All determinations and decisions to be made by our Board will be at the absolute and sole discretion of our Board to the fullest extent permitted by applicable law.
Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution
Certain U.S. Federal Income Tax Consequences
The following discussion is a general summary of certain material U.S. federal income tax consequences of the proposed Dissolution to our stockholders. The following discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, the Treasury Regulations and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state and local laws, federal laws other than those pertaining to income tax, or non-U.S. tax laws are not addressed in this proxy statement. The following discussion has no binding effect on the IRS or the courts. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to our stockholders in light of their individual circumstances. The discussion below does not address any U.S. federal income tax consequences to our stockholders who, for U.S. federal tax purposes, are subject to special rules, such as:
•banks, financial institutions or insurance companies;
•tax-exempt entities;
•persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;
•persons who have been, but are no longer, citizens or residents of the United States;
•persons holding shares through a partnership or other fiscally transparent entity;
•dealers or traders in securities, commodities or currencies, or other persons who have elected mark-to-market accounting;
•grantor trusts;
•U.S. persons whose “functional currency” is not the U.S. dollar;
•regulated investment companies or real estate investment trusts;
•persons who are not U.S. holders;
•persons who received the shares of our Common Stock through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan; or

•persons who own (directly or through attribution) five percent or more (by voting power or value) of our Common Stock.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that for U.S. federal income tax purposes is:
•an individual citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust, if the trust has validly elected to be treated as a U.S. person for U.S. federal tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have authority to control all of the substantial decisions of the trust.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares of our Common Stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. HOLDERS OF OUR COMMON STOCK THAT ARE NOT U.S. HOLDERS, INCLUDING PARTNERSHIPS AND PARTNERS IN THOSE PARTNERSHIPS, SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED LIQUIDATION AND DISSOLUTION.
U.S. Federal Income Tax Consequences to the Company
Until all of our remaining assets, if any, have been distributed to our stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We will recognize gain or loss, if any, upon the sale of any assets held directly by us in connection with our Dissolution in an amount equal to the difference between (1) the fair market value of the consideration received for each asset sold and (2) our adjusted tax basis in the asset sold. We may also recognize income from the liquidation and dissolution of our subsidiary that will occur as part of the proposed Dissolution. We should not recognize any gain or loss upon the distribution of cash to our stockholders as part of the proposed Dissolution. We currently do not anticipate making distributions of property other than cash to stockholders as part of the proposed Dissolution. If we do make a liquidating distribution to our stockholders of property other than cash, we generally will recognize gain or loss upon the distribution of the property as if the property were sold to our stockholders for its fair market value on the date of the distribution. Any tax liability resulting from the proposed Dissolution will reduce the cash available for distribution to our stockholders.
U.S. Federal Income Tax Consequences to U.S. Holders
Stockholders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of Common Stock. A stockholder generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the stockholder or to which the distributed property (if any) is subject, and (2) the stockholder’s adjusted tax basis in each share of our Common Stock. A stockholder may determine gain or loss on a block-by-block basis if the stockholder holds blocks of our Common Stock (generally as a result of acquiring a block of Common Stock at the same time and at the same price). Each stockholder must allocate liquidating distributions proportionately to each share of Common Stock, or, if applicable, each block of Common Stock, held by the stockholder. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis with respect to a share or a block before recognizing any gain or loss. A stockholder will recognize gain to the extent the aggregate distributions allocated to the share of Common Stock or, if applicable, block of Common Stock exceeds the stockholder’s adjusted tax basis with respect to such share or such block. A stockholder will recognize loss only to the extent the stockholder has an adjusted tax basis with respect to a share or a block after taking into account all liquidating distributions allocated to the share or the block. Any loss can only be recognized in the tax year that a stockholder receives our final liquidating distribution.
Generally, gain or loss recognized by a stockholder in connection with the proposed Dissolution will be capital gain or loss, and will be long-term capital gain or loss if the stockholder has held a share or block for more than one year or short-term capital gain or loss if the stockholder has held the share or block for one year or less. Certain stockholders, including individuals, may qualify for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to certain limitations. While we do not anticipate distributing any contingent claims to our stockholders or a liquidating trust as part of the proposed Dissolution, amounts, if any, received by a stockholder upon the resolution of a contingent claim that has been distributed could be considered ordinary income rather than capital gain. Stockholders should consult their own tax advisors with respect to the tax consequences of receiving a contingent claim as part of the proposed Dissolution.
If we effect the proposed Dissolution, we intend to provide stockholders and the IRS with statements indicating the amount of cash, and, as applicable, our best estimates of the fair market value of any other property, distributed to our stockholders (or transferred to the liquidating trust, as discussed below) at such time and in such manner as required by applicable Treasury Regulations.
Backup Withholding
Distributions to any stockholder that fails to provide the appropriate certification in accordance with applicable Treasury Regulations generally will be reduced by backup withholding at the rate applicable at the time of the distributions. Backup withholding generally will not apply to payments made to certain exempt recipients, such as corporations. Backup withholding is not an additional tax. Amounts that are withheld under backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Stockholders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO THEM.
Board Recommendation
The Board recommends a vote “FOR” the Dissolution Proposal to approve the Dissolution pursuant to the terms and conditions of the Plan of Dissolution.
PROPOSAL 2
APPROVAL OF THE ADJOURNMENT PROPOSAL
We are asking our stockholders to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum (“Adjournment Proposal”). If our stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of Proposal 1. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal 1 such that the proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
The Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies with respect to the approval of Proposal 1 if there are insufficient votes to approve such proposal at the time of the Special Meeting or in the absence of a quorum.
Board Recommendation
The Board recommends a vote “FOR” approval of the Adjournment Proposal.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Directors and Named Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of October 3, 2023 by our director and officers who were determined to be named executive officers for our 2022 fiscal year. The beneficial ownership of our current directors and executive officers as a group is not separately presented because Mr. Marchio is our only current director and executive officer.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of October 3, 2023(1)	Total Stock and Stock-Based Holdings	Percent of Total(2)
Albert N. Marchio, II	—	517	517	*
Robert B. Brown(3)	7,034	47,788	54,822	*
Andrew D. Sklawer	39,269	30,170	69,439	1.2%
Monica E. Luchi	3,042	—	3,042	*
_________________
*    Less than 1%
(1)Rights to acquire shares within 60 days of October 3, 2023 consist of the following allocations: (i) Albert N. Marchio, II – 517 options; (ii) Robert B. Brown – 44,531 options and 3,257 warrants; and (iii) Andrew D. Sklawer – 29,813 options and 357 warrants.
(2)Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of October 3, 2023 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of October 3, 2023), by the sum of the total number of shares outstanding as of October 3, 2023, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of October 3, 2023. Applicable percentages are based on 5,973,306 shares of our Common Stock outstanding as of October 3, 2023.
(3)Includes 2,882 shares held in a trust.

Security Ownership of Certain Beneficial Owners
As of October 3, 2023, no person or entity reported being the beneficial owner of more than 5% of the outstanding shares of Common Stock on such date.
SOLICITATION OF PROXIES
We have engaged D.F. King to assist us in soliciting proxies for the Special Meeting. We will pay D.F. King a base fee of $17,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to D.F. King will be approximately $73,000. Our officers, director, employees, consultants, agents and representatives may solicit proxies in person or by telephone, fax or email. We will pay our officers, director, employees, consultants, agents and representatives no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.
If you have questions concerning the proposals in this proxy statement or need assistance in voting, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Stockholders may call toll free: (800) 769-4414 (or International: 914-218-4628)
Banks and Brokers may call collect: (212) 269-5550
Email: FRTX@dfking.com
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Fresh Tracks Therapeutics, Inc., Investor Relations, 2000 Central Avenue, Suite 100, Boulder, Colorado 80301 or contact (720) 505-4755. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.
OTHER MATTERS
We know of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you plan to attend the meeting, we urge you to vote prior to the Special Meeting to ensure your vote is counted.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this proxy statement, except as to any portion of any future report or document that is not deemed filed under such provisions:
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 10, 2023 and for the quarter ended June 30, 2023 filed with the SEC on August 11, 2023;
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on May 1, 2023; and
•our Current Reports on Form 8-K filed with the SEC on January 27, 2023, as amended on February 22, 2023, February 7, 2023, February 24, 2023, March 7, 2023, March 13, 2023, April 27, 2023, July 21, 2023, July 25, 2023 and September 19, 2023 (in each case, except for information contained therein which is furnished rather than filed).
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this proxy statement is delivered, a copy of the documents incorporated by reference into this proxy statement but not delivered with the proxy statement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this proxy statement, at no cost by writing us at the following address: Fresh Tracks Therapeutics, Inc., Investor Relations, 2000 Central Avenue, Suite 100, Boulder, Colorado 80301 or contact (720) 505-4755.

ANNEX A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
FRESH TRACKS THERAPEUTICS, INC.
This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of Fresh Tracks Therapeutics, Inc., a Delaware corporation (the “Company”), in accordance with Section 281(b) of the General Corporation Law of the State of Delaware (the “DGCL”).
1. Approval of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the Company’s stockholders to take action on the Plan. If the Plan is approved by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.
2. Certificate of Dissolution. Subject to Section 14 hereof, after the stockholders of the Company approve the liquidation and dissolution of the Company and the Plan, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL at such time as determined by the Company in its sole discretion (the time of such filing, or such later effective time as stated therein, the “Effective Time”).
3. Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.
4. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain such employees, consultants and advisors as the Company deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.
5. Dissolution Process. From and after the Effective Time, the Company (or any successor entity of the Company) shall complete the following corporate actions:
(i)    The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.
(ii)    After the payments are, or reasonable provision to pay is, made pursuant to clause (i) above, if there are any assets remaining, the Company shall distribute to its stockholders, in accordance with the Company’s Restated Certificate of Incorporation, as amended through the Effective Time (the “Certificate of Incorporation”), all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash, property or assets, in such amounts, and at such time or times, as the Board in its absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash, property and/or assets to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.
Notwithstanding anything contained herein to the contrary, the Company, at the sole discretion of the Board, may opt to dissolve and wind-up the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL.
6. Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof shall be deemed to be in complete cancellation of all of the outstanding shares of capital stock of the Company as of the date that the continuation of the Company’s legal existence terminates in accordance with Section 278 of the DGCL. From and after the Effective Time, and subject to applicable law, holders of all outstanding shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof. As a condition to receipt of any distribution to the Company’s stockholders, the Company may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of capital stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Company of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company. The Company will close its stock transfer books and discontinue recording transfers of shares of capital stock of the Company at the Effective Time, and thereafter any certificate representing shares of capital stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, operation of law or upon the dissolution of the stockholders or their successors.
7. Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such later effective date as may be set forth in the certificate of dissolution. As provided by Section 278 of the DGCL, the Company shall be continued for the term of 3 years from the effective dissolution date or for such longer period as the Court of Chancery shall in its discretion direct, as a body corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling it gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the Company either prior to or within 3 years after the effective date of its dissolution, the action shall not abate by reason of the dissolution of the Company; the Company shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery. The powers of the officers and directors of the Company shall continue during this time period in order to allow them to take the necessary steps to wind up the affairs of the Company.
8. Absence of Appraisal Rights. Under Delaware law, the holders and beneficial owners of the Company’s capital stock are not entitled to appraisal rights in connection with the transactions contemplated by the Plan.
9. Abandoned Property. If any distribution to any stockholder of the Company cannot be made, whether because such stockholder cannot be located, has not surrendered its certificate evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.
10. Stockholder Approval of Asset Sales, Exchanges and Dispositions. Approval of this Plan by the stockholders of the Company shall constitute the approval, authorization and, to the extent applicable, ratification of such stockholders of the sale, exchange or other disposition (either heretofore or in liquidation) of all of the property and assets of the Company, whether such sales, exchanges or other dispositions occur in one transaction or a series of transactions, and shall constitute approval, authorization and, to the extent applicable, ratification of all contracts and transactions for sale, exchange or other disposition, whether or not conditioned on adoption of this Plan.
11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.
12. Compensation. In connection with and for the purpose of implementing and assuring the completion of this Plan, the Company may pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Approval of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval, authorization and ratification by the Company’s stockholders of the payment of any such compensation.
13. Indemnification; Advancement; D&O Insurance. The Company shall continue to indemnify and advance expenses to its officers, directors, employees, agents and trustees in accordance with the Certificate of Incorporation, the Company’s Amended and Restated Bylaws and any contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification and advancement shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company is authorized to obtain and maintain insurance in its sole discretion as may be necessary or advisable to cover the Company’s indemnification and/or advancement obligations or to otherwise afford any coverage or protection to any current or former director, officer, employee, agent or trustee of the Company.
14. Modification or Abandonment of the Plan. Notwithstanding approval of this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by such stockholders to the extent permitted by the DGCL.
15. Authorization. The Board is hereby authorized, in its sole discretion without further action by the stockholders of the Company, to do and perform or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up the affairs of the Company.

ANNEX B

Sections 275 through 283 of the DGCL
§ 275. Dissolution generally; procedure.
(a) If it should be deemed advisable in the judgment of the board of directors of any corporation that it should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution to be given to each stockholder entitled to vote thereon as of the record date for determining the stockholders entitled to notice of the meeting.
(b) At the meeting a vote shall be taken upon the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon shall vote for the proposed dissolution, a certification of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.
(c) Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.
(d) If dissolution is authorized in accordance with this section, a certificate of dissolution shall be executed, acknowledged and filed, and shall become effective, in accordance with § 103 of this title. Such certificate of dissolution shall set forth:
(1) The name of the corporation;
(2) The date dissolution was authorized;
(3) That the dissolution has been authorized by the board of directors and stockholders of the corporation, in accordance with subsections (a) and (b) of this section, or that the dissolution has been authorized by all of the stockholders of the corporation entitled to vote on a dissolution, in accordance with subsection (c) of this section;
(4) The names and addresses of the directors and officers of the corporation; and
(5) The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.
(e) The resolution authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the stockholders, or the members of a nonstock corporation pursuant to § 276 of this title, the board of directors or governing body may abandon such proposed dissolution without further action by the stockholders or members.
(f) If a corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall set forth:
(1) The name of the corporation;
(2) The date specified in the corporation’s certificate of incorporation limiting the duration of its existence;
(3) The names and addresses of the directors and officers of the corporation; and

(4) The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.
The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.
(g) A corporation shall be dissolved upon the earlier of:
(1) The date specified in such corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title; or
(2) The effectiveness in accordance with § 103 of this title of a certificate of dissolution filed in accordance with this section.
§ 276. Dissolution of nonstock corporation; procedure.
(a) Whenever it shall be desired to dissolve any nonstock corporation, the governing body shall perform all the acts necessary for dissolution which are required by § 275 of this title to be performed by the board of directors of a corporation having capital stock. If any members of a nonstock corporation are entitled to vote for the election of members of its governing body or are entitled to vote for dissolution under the certificate of incorporation or the bylaws of such corporation, such members shall perform all the acts necessary for dissolution which are contemplated by § 275 of this title to be performed by the stockholders of a corporation having capital stock, including dissolution without action of the members of the governing body if all the members of the corporation entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to § 275(d) of this title. If there is no member entitled to vote thereon, the dissolution of the corporation shall be authorized at a meeting of the governing body, upon the adoption of a resolution to dissolve by the vote of a majority of members of its governing body then in office. In all other respects, the method and proceedings for the dissolution of a nonstock corporation shall conform as nearly as may be to the proceedings prescribed by § 275 of this title for the dissolution of corporations having capital stock.
(b) If a nonstock corporation has not commenced the business for which the corporation was organized, a majority of the governing body or, if none, a majority of the incorporators may surrender all of the corporation rights and franchises by filing in the office of the Secretary of State a certificate, executed and acknowledged by a majority of the incorporators or governing body, conforming as nearly as may be to the certificate prescribed by § 274 of this title.
(c) If a nonstock corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall include the information required by § 275(f) of this title. The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any nonstock corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a nonstock corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

§ 277. Payment of franchise taxes before dissolution, merger, transfer or conversion.
No corporation shall be dissolved, merged, transferred (without continuing its existence as a corporation of this State) or converted under this chapter until:
(1) All franchise taxes due to or assessable by the State including all franchise taxes due or which would be due or assessable for the entire calendar month during which such dissolution, merger, transfer or conversion becomes effective have been paid by the corporation; and
(2) All annual franchise tax reports including a final annual franchise tax report for the year in which such dissolution, merger, transfer or conversion becomes effective have been filed by the corporation;
notwithstanding the foregoing, if the Secretary of State certifies that an instrument to effect a dissolution, merger, transfer or conversion has been filed in the Secretary of State’s office, such corporation shall be dissolved, merged, transferred or converted at the effective time of such instrument.
§ 278. Continuation of corporation after dissolution for purposes of suit and winding up affairs.
All corporations, whether they expire by their own limitation or are otherwise dissolved, shall nevertheless be continued, for the term of 3 years from such expiration or dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery.
Sections 279 through 282 of this title shall apply to any corporation that has expired by its own limitation, and when so applied, all references in those sections to a dissolved corporation or dissolution shall include a corporation that has expired by its own limitation and to such expiration, respectively.
§ 279. Trustees or receivers for dissolved corporations; appointment; powers; duties.
When any corporation organized under this chapter shall be dissolved in any manner whatever, the Court of Chancery, on application of any creditor, stockholder or director of the corporation, or any other person who shows good cause therefor, at any time, may either appoint 1 or more of the directors of the corporation to be trustees, or appoint 1 or more persons to be receivers, of and for the corporation, to take charge of the corporation’s property, and to collect the debts and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation, or otherwise, all such suits as may be necessary or proper for the purposes aforesaid, and to appoint an agent or agents under them, and to do all other acts which might be done by the corporation, if in being, that may be necessary for the final settlement of the unfinished business of the corporation. The powers of the trustees or receivers may be continued as long as the Court of Chancery shall think necessary for the purposes aforesaid.
§ 280. Notice to claimants; filing of claims.
(a) (1) After a corporation has been dissolved in accordance with the procedures set forth in this chapter, the corporation or any successor entity may give notice of the dissolution, requiring all persons having a claim against the corporation other than a claim against the corporation in a pending action, suit or proceeding to which the corporation is a party to present their claims against the corporation in accordance with such notice. Such notice shall state:
a. That all such claims must be presented in writing and must contain sufficient information reasonably to inform the corporation or successor entity of the identity of the claimant and the substance of the claim;
b. The mailing address to which such a claim must be sent;
c. The date by which such a claim must be received by the corporation or successor entity, which date shall be no earlier than 60 days from the date thereof; and
d. That such claim will be barred if not received by the date referred to in paragraph (a)(1)c. of this section; and
e. That the corporation or a successor entity may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the claimant; and
f. The aggregate amount, on an annual basis, of all distributions made by the corporation to its stockholders for each of the 3 years prior to the date the corporation dissolved.
Such notice shall also be published at least once a week for 2 consecutive weeks in a newspaper of general circulation in the county in which the office of the corporation’s last registered agent in this State is located and in the corporation’s principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of its dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of such notice, the corporation or successor entity shall mail a copy of such notice by certified or registered mail, return receipt requested, to each known claimant of the corporation including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.
(2) Any claim against the corporation required to be presented pursuant to this subsection is barred if a claimant who was given actual notice under this subsection does not present the claim to the dissolved corporation or successor entity by the date referred to in paragraph (a)(1)c. of this section.
(3) A corporation or successor entity may reject, in whole or in part, any claim made by a claimant pursuant to this subsection by mailing notice of such rejection by certified or registered mail, return receipt requested, to the claimant within 90 days after receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title; provided however, that in the case of a claim filed pursuant to § 295 of this title against a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery the time period shall be as provided in § 296 of this title, and the 30-day appeal period provided for in § 296 of this title shall be applicable. A notice sent by a corporation or successor entity pursuant to this subsection shall state that any claim rejected therein will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof, and shall be accompanied by a copy of §§ 278-283 of this title and, in the case of a notice sent by a court- appointed receiver or trustee and as to which a claim has been filed pursuant to § 295 of this title, copies of §§ 295 and 296 of this title.
(4) A claim against a corporation is barred if a claimant whose claim is rejected pursuant to paragraph (a)(3) of this section does not commence an action, suit or proceeding with respect to the claim no later than 120 days after the mailing of the rejection notice.
(b) (1) A corporation or successor entity electing to follow the procedures described in subsection (a) of this section shall also give notice of the dissolution of the corporation to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, and request that such persons present such claims in accordance with the terms of such notice. Provided however, that as used in this section and in § 281 of this title, the term “contractual claims” shall not include any implied warranty as to any product manufactured, sold, distributed or handled by the dissolved corporation. Such notice shall be in substantially the form, and sent and published in the same manner, as described in paragraph (a)(1) of this section.
(2) The corporation or successor entity shall offer any claimant on a contract whose claim is contingent, conditional or unmatured such security as the corporation or successor entity determines is sufficient to provide compensation to the claimant if the claim matures. The corporation or successor entity shall mail such offer to the claimant by certified or registered mail, return receipt requested, within 90 days of receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title. If the claimant offered such security does not deliver in writing to the corporation or successor entity a notice rejecting the offer within 120 days after receipt of such offer for security, the claimant shall be deemed to have accepted such security as the sole source from which to satisfy the claim against the corporation.
(c) (1) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party other than a claim barred pursuant to subsection (a) of this section.
(2) A corporation or successor entity which has given notice in accordance with subsections (a) and (b) of this section shall petition the Court of Chancery to determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected the offer for security made pursuant to paragraph (b)(2) of this section.
(3) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 5 years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed 10 years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought under this subsection. The reasonable fees and expenses of such guardian, including all reasonable expert witness fees, shall be paid by the petitioner in such proceeding.
(d) The giving of any notice or making of any offer pursuant to this section shall not revive any claim then barred or constitute acknowledgment by the corporation or successor entity that any person to whom such notice is sent is a proper claimant and shall not operate as a waiver of any defense or counterclaim in respect of any claim asserted by any person to whom such notice is sent.
(e) As used in this section, the term “successor entity” shall include any trust, receivership or other legal entity governed by the laws of this State to which the remaining assets and liabilities of a dissolved corporation are transferred and which exists solely for the purposes of prosecuting and defending suits, by or against the dissolved corporation, enabling the dissolved corporation to settle and close the business of the dissolved corporation, to dispose of and convey the property of the dissolved corporation, to discharge the liabilities of the dissolved corporation and to distribute to the dissolved corporation’s stockholders any remaining assets, but not for the purpose of continuing the business for which the dissolved corporation was organized.
(f) The time periods and notice requirements of this section shall, in the case of a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery, be subject to variation by, or in the manner provided in, the Rules of the Court of Chancery.

(g) In the case of a nonstock corporation, any notice referred to in the last sentence of paragraph (a)(3) of this section shall include a copy of § 114 of this title. In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.
§ 281. Payment and distribution to claimants and stockholders.
(a) A dissolved corporation or successor entity which has followed the procedures described in § 280 of this title:
(1) Shall pay the claims made and not rejected in accordance with § 280(a) of this title,
(2) Shall post the security offered and not rejected pursuant to § 280(b)(2) of this title,
(3) Shall post any security ordered by the Court of Chancery in any proceeding under § 280(c) of this title, and
(4) Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the corporation or such successor entity.
Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to § 280(a)(3) of this title. In the absence of actual fraud, the judgment of the directors of the dissolved corporation or the governing persons of such successor entity as to the provision made for the payment of all obligations under paragraph (a)(4) of this section shall be conclusive.
(b) A dissolved corporation or successor entity which has not followed the procedures described in § 280 of this title shall, prior to the expiration of the period described in § 278 of this title, adopt a plan of distribution pursuant to which the dissolved corporation or successor entity (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation or such successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 10 years after the date of dissolution. The plan of distribution shall provide that such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.
(c) Directors of a dissolved corporation or governing persons of a successor entity which has complied with subsection (a) or (b) of this section shall not be personally liable to the claimants of the dissolved corporation.
(d) As used in this section, the term “successor entity” has the meaning set forth in § 280(e) of this title.
(e) The term “priority,” as used in this section, does not refer either to the order of payments set forth in paragraph (a)(1)-(4) of this section or to the relative times at which any claims mature or are reduced to judgment.

(f) In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.
§ 282. Liability of stockholders of dissolved corporations.
(a) A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) or (b) of this title shall not be liable for any claim against the corporation in an amount in excess of such stockholder’s pro rata share of the claim or the amount so distributed to such stockholder, whichever is less.
(b) A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) of this title shall not be liable for any claim against the corporation on which an action, suit or proceeding is not begun prior to the expiration of the period described in § 278 of this title.
(c) The aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation shall not exceed the amount distributed to such stockholder in dissolution.
§ 283. Jurisdiction.
The Court of Chancery shall have jurisdiction of any application prescribed in this subchapter and of all questions arising in the proceedings thereon, and may make such orders and decrees and issue injunctions therein as justice and equity shall require.

PRELIMINARY COPY DATED OCTOBER 4, 2023, SUBJECT TO COMPLETION

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24407-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRESH TRACKS THERAPEUTICS, INC.

NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY COPY DATED OCTOBER 4, 2023, SUBJECT TO COMPLETION

V24408-TBD

FRESH TRACKS THERAPEUTICS, INC.
Special Meeting of Stockholders
November 16, 2023, 10:00 AM (Mountain Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Albert N. Marchio, II as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Fresh Tracks Therapeutics, Inc.'s common stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held November 16, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Special Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)